UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: October 6, 2004
(Date of earliest event reported)

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization) 8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	0-6050 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number) 77075-1180 (Zip Code)

(713) 944-6900

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2.05 - Costs Associated with Exit or Disposal Activities

On October 6, 2004, Powell Industries, Inc. (the "Company") announced that it will close its power electronics facility in Watsonville, California and consolidate those operations into its operations in Houston, Texas, where it will continue its development of advanced power electronics. This move reflects the Company's continued efforts to improve overall performance and its ability to serve the needs of its customers. The consolidation is expected to be completed within 60 to 90 days.

One-time pre-tax costs associated with this consolidation are expected to be approximately $300,000 which includes $100,000 for employee severance and $200,000 for other associated costs. Cash expenditures associated with this consolidation are expected to be approximately $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2004	POWELL INDUSTRIES, INC. By: /s/ DON R. MADISON Don R. Madison Vice President Chief Financial Officer (Principal Accounting and Financial Officer)